Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA ANNOUNCES THIRD QUARTER 2018 RESULTS

•	Volumes of 8.2 million tons, down 19% sequentially, and revenues of $523 million, down 27% sequentially, both on a pro forma basis
•	Net loss of $289 million driven primarily by $295 million of pre-tax impairments, restructuring and merger-related charges
•	Adjusted EBITDA of $84.1 million, down 53% sequentially on a pro forma basis due to lower Energy volumes and pricing
•	Net cash flow provided by operating activities of $105 million
•	Solid Industrial segment gross profit results of $56.8 million
•	All in-basin plants online and expected to reach combined 8 million ton annual production capacity by first quarter of 2019

INDEPENDENCE, Ohio, November 14, 2018 (GLOBE NEWSWIRE) — Covia (NYSE:CVIA), a leading provider of mineral-based and material solutions for the Industrial and Energy markets, today announced results for the third quarter ended September 30, 2018. As a result of the merger that closed on June 1, 2018, Covia’s 2018 reported results, under U.S. generally accepted accounting principles (“GAAP”), include the consolidated financial results of both Unimin Corporation (“Unimin”) and Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) for the four months ended September 30, 2018, as well as the stand-alone results for Unimin for the five months ended May 31, 2018, including the high-purity quartz (“HPQ”) business, which is reported as discontinued operations. Selected pro forma financial results, which reflect combined Unimin and Fairmount Santrol operations prior to the merger and exclude HPQ results, have been provided as exhibits with this release.

Third Quarter 2018 Results

•	Total volumes of 8.2 million tons, a decline of 15% compared to the third quarter of 2017 and down 19% sequentially, both on a pro forma basis, driven by lower Energy volumes.
•

Total revenues of $523.4 million, a decline of 17% compared to the third quarter of 2017 and down 27% sequentially, both on a pro forma basis, driven by lower Energy volumes and average selling prices.

•

Net loss from continuing operations of $288.8 million, or $2.20 per share, driven by the pre-tax impact of $265.3 million in non-cash impairment charges of goodwill and other assets, $24.1 million in restructuring charges, and $5.6 million in merger-related expenses.

•

Adjusted EBITDA of $84.1 million, a decline of 42% compared to the third quarter of 2017 and down 53% sequentially, both on a pro forma basis. Adjusted EBITDA includes $5.5 million in non-cash inventory charges related to purchase accounting and a $6.3 million negative impact from our in-basin facilities as a result of start-up costs and limited production.

•	Net cash flow provided by operating activities of $104.7 million aided by strong Industrial segment performance and reduced working capital.

“During the third quarter, our dedicated team members made substantial progress on our integration initiatives, including the realization of synergies, further delivering on our commitment to leverage the core strengths of Covia,” said Jenniffer Deckard, President and Chief Executive Officer. “We remained focused on expanding our Industrial business, while also taking decisive actions in response to challenges faced in our Energy segment.”

Ms. Deckard continued, “Our Industrial segment again posted solid quarterly results, with contributions from multiple markets, while our Energy segment’s results were adversely impacted by market conditions, which began to deteriorate in July. Exhaustion of operator budgets led a progressive slowdown in proppant demand, which is expected to continue through the end of the year before rebounding. At the same time, in-basin supply continued to grow, resulting in significant volume and pricing pressure. We also experienced some specific Energy customer challenges and had limited production from our new in-basin facilities during the third quarter.”

Ms. Deckard concluded, “We have taken significant actions to further strengthen Covia’s leadership position, including the idling of excess capacity and the consolidation of production into our lowest-cost plants, resulting in a more highly competitive footprint. Additionally, our 8 million tons of in-basin capacity is consistently ramping up to meet strong demand for this product. These actions better align our product offering with current market demand, and reduce our overall cost to serve. Further, we are making steady progress in strengthening and diversifying our customer mix, partnering with leading last-mile solutions providers, capturing merger-related synergies and growing our high cash-flow-yielding Industrial business.”

Third Quarter 2018 Segment Results

Industrial Segment Results

•	Volumes of 3.7 million tons, relatively flat year-over-year on a pro forma basis.
•	Revenues of $198.8 million, up 3% year-over-year on a pro forma basis, driven by price increases instituted at the beginning of 2018.
•

Segment gross profit of $56.8 million, down $4.0 million, or 7%, year-over-year due to higher production costs in Mexico, hurricane-related disruptions in the Southeast United States and $1.4 million of non-cash inventory charges related to purchase accounting.

Energy Segment Results

•	Volumes of 4.5 million tons, down 28% sequentially on a pro forma basis, driven by softer demand for Northern White sand and limited production at the Company’s new West Texas facilities.
•	Revenues of $324.6 million, down 36% sequentially on a pro forma basis, driven by lower volumes and an average like-for-like price decrease on Northern White sand of approximately $6 per ton.
•

Segment gross profit of $61.0 million, down 62% sequentially on a pro forma basis, driven primarily by lower volumes, pricing, and fixed-cost leverage, resulting in segment gross profit per ton of approximately $13.60.

o

Segment gross profit for the third quarter included total charges of $17.1 million, or approximately $3.80 per ton resulting from inventory write-offs from idled facilities, losses from the in-basin facilities as a result of start-up costs and limited production, and non-cash inventory charges related to purchase accounting.

Further Reductions in Capacity and Costs

The Company plans to idle its two operating facilities in Voca, Texas by the end of January 2019, resulting in a decrease of 1.6 million tons of Texas Gold capacity. Since September, the Company has idled or announced plans to idle 4.9 million tons of Energy capacity. Existing demand from Northern White facilities has been transferred to the Company’s lower-cost plants. Remaining demand from Voca customers is expected to be transferred to Covia’s facilities in West Texas.

Capital Projects Update

•	The Company recently completed an expansion of its Canoitas facility in Mexico to add capacity and meet increasing demand from containerized glass customers.
•

Covia’s Crane and Kermit in-basin facilities in West Texas commenced shipments in the middle of the third quarter of 2018 and sold a combined total of approximately 180,000 tons during the period. The two plants are expected to ramp up to their stated annual production capacity of 6 million tons by the end of the first quarter of 2019.

•

Covia’s new Seiling, Oklahoma in-basin facility began production in November 2018. This facility is expected to ramp up to its stated 2 million ton annual production capacity by the end of the first quarter of 2019.

Fourth Quarter 2018 Outlook

•	Industrial volumes are expected to be in the range of 3.4 million to 3.5 million tons, similar to the fourth quarter of 2017 on a pro forma basis.

•	Energy volumes are expected to be relatively flat sequentially and be in the range of 4.3 million to 4.5 million tons.
•	Selling, general and administrative expenses are expected to be approximately $45 million, which includes $3 million in non-cash stock compensation.
•	Capital expenditures are expected to be in the range of $50 million to $55 million.

Use of Certain Non-GAAP and Adjusted Financial Measures

Covia reports its financial results in accordance with GAAP. However, Covia’s management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, including on a pro forma basis. Covia may also present other non-GAAP financial measures which are identified as “adjusted” results.  A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in exhibits attached to this release. Covia defines EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization, and adjusted EBITDA as EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges, asset impairments and certain other income or expenses. Covia defines pro forma EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization for the combined Unimin and Fairmount Santrol operations for the periods reported and excludes HPQ results. Adjusted pro forma EBITDA is defined by Covia as pro forma EBITDA before non-cash stock-based compensation, asset impairments and certain other income or expenses. Pro forma financial results for 2018 and 2017, as shown in the exhibits attached to this release, include combined results of operations for Fairmount Santrol and Unimin for periods preceding the June 1, 2018 merger. Non-GAAP financial measures should not be considered a substitute for the financial results prepared in accordance with GAAP, but should be viewed in addition to the results as reported by Covia. Covia also believes pro forma EBITDA and pro forma adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operational performance and compare the results of our operations from period to period without regard to the Company’s financing costs or capital structure.

Conference Call

Covia will host a conference call and live webcast for analysts and investors today, November 14, 2018, at 8:30 a.m. Eastern Time to discuss its financial results. Interested parties are invited to listen to a live audio webcast of the conference call, which will be accessible on the Investor Relations section of the Company’s website (ir.CoviaCorp.com). To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website. The call may also be accessed live by dialing (866) 393-4306 or, for international callers, (734) 385-2616. The conference ID for the call is 2376299. A replay will be available on the website and can be accessed by dialing (855) 859-2056 or (404) 537-3406. The passcode for the replay is 2376299. The replay of the call will be available through November 21, 2018.

About Covia

Covia is a leading provider of mineral-based and material solutions for the Industrial and Energy markets, representing the legacy and combined strengths from the June 2018 merger of Unimin and Fairmount Santrol. The Company is a leading provider of diversified mineral solutions to the glass, ceramics, coatings, foundry, polymers, construction, water filtration, sports and recreation markets. The Company offers a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, lime, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

Caution Concerning Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of the Company’s management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although the Company’s management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, and results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to: changes in prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products; potential business uncertainties relating to the merger, including potential disruptions to the Company’s business and operational relationships, the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of the Company’s integration efforts; loss of, or reduction in, business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the Company’s ability to successfully develop and market new products; the Company’s rights and ability to mine its property and its renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from capacity expansion plans, and cost reduction initiatives within its time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; other operating risks beyond the Company’s control; the risks discussed in the Risk Factors section of the Company’s Amendment No. 2 to Form S-4 Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (“SEC”) on April 23, 2018; and the other factors discussed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filing.

Covia
Condensed Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)		(in thousands, except per share amounts)

Revenues	$523,368	$347,808	$1,401,607	$959,199
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)	405,602	244,694	1,021,232	694,110

Operating expenses
Selling, general and administrative expenses(A)	43,164	24,210	99,765	66,255
Depreciation, depletion and amortization expense	68,584	24,639	132,459	72,197
Goodwill and other asset impairments	265,343	-	277,643	-
Restructuring charges	14,750	-	14,750	-
Other operating expense (income), net	(974)	(6)	(330)	1,830
Operating income (loss) from continuing operations	(273,101)	54,271	(143,912)	124,807

Interest expense, net	23,530	5,104	35,325	12,634
Other non-operating expense, net	9,043	1,374	56,159	4,449
Income (loss) from continuing operations before provision (benefit) for income taxes	(305,674)	47,793	(235,396)	107,724

Provision (benefit) for income taxes	(16,848)	20,090	(524)	36,460
Net income (loss) from continuing operations	(288,826)	27,703	(234,872)	71,264
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(32)	-	74	-
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(288,794)	27,703	(234,946)	71,264

Income from discontinued operations, net of tax	-	2,441	12,587	12,521

Net income (loss) attributable to Covia Holdings Corporation	$(288,794)	$30,144	$(222,359)	$83,785

Continuing operations earnings (loss) per share
Basic	$(2.20)	$0.23	$(1.90)	$0.60
Diluted	(2.20)	0.23	(1.90)	0.60

Discontinued operations earnings per share
Basic	-	0.02	0.10	0.10
Diluted	-	0.02	0.10	0.10

Earnings (loss) per share
Basic	(2.20)	0.25	(1.80)	0.70
Diluted	$(2.20)	$0.25	$(1.80)	$0.70

Weighted average number of shares outstanding
Basic	131,154	119,645	123,604	119,645
Diluted	131,154	119,645	123,604	119,645

(A) - Stock compensation expense of $2,654 and $3,447 for the three and nine months ended September 30, 2018, respectively, is included within selling, general, and administrative expenses.

Covia
Condensed Consolidated Statements of Cash Flows
(unaudited)
	Nine Months Ended September 30,
	2018	2017
	(in thousands)
Net income (loss) attributable to Covia Holdings Corporation	$(222,359)	$83,785
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	138,460	81,019
Prepayment penalties on Senior Notes	2,213	-
Goodwill and other asset impairments	277,643	-
Restructuring charges, net of cash paid	14,327	-
Inventory write-downs	6,744	-
Gain on disposal of fixed assets	(90)	-
Change in fair value of interest rate swaps, net	(2,658)	-
Deferred income tax provision (benefit)	(9,234)	6,172
Stock compensation expense	5,847	-
Net income from non-controlling interest	74	-
Other, net	(3,226)	188
Change in operating assets and liabilities, net of business combination effect:
Accounts receivable	53,533	(57,193)
Inventories	10,511	9,333
Prepaid expenses and other assets	(806)	790
Accounts payable	(32,628)	(1,037)
Accrued expenses	(48,091)	3,438
Net cash provided by operating activities	190,260	126,495

Cash flows from investing activities
Proceeds from sale of fixed assets	862	413
Capital expenditures	(188,424)	(51,107)
Cash of HPQ Co. distributed	(31,000)	-
Payments to Fairmount Santrol Holdings Inc. shareholders, net of cash acquired	(64,697)	-
Other investing activities	-	33
Net cash used in investing activities	(283,259)	(50,661)

Cash flows from financing activities
Proceeds from borrowings on term loan	1,650,000	49,815
Payments on Term Loan	(4,125)	-
Prepayment on Unimin Term Loans	(314,642)	(221)
Prepayment on Senior Notes	(100,000)	-
Prepayment on Fairmount Santrol Holdings Inc. term loan	(695,625)	-
Fees for Term Loan and Senior Notes prepayment	(36,733)	-
Payments on capital leases and other long-term debt	(35,574)	-
Fees for Revolver	(4,500)	-
Cash Redemption payment	(520,377)	-
Proceeds from share-based awards exercised or distributed	1	-
Tax payments for withholdings on share-based awards exercised or distributed	(289)	-
Dividends paid	-	(50,000)
Net cash used in financing activities	(61,864)	(406)

Effect of foreign currency exchange rate changes	2,211	872
Increase (decrease) in cash and cash equivalents	(152,652)	76,300

Cash and cash equivalents:
Beginning of period	308,059	183,361
End of period	$155,407	$259,661

Covia
Condensed Consolidated Balance Sheets
(unaudited)
	September 30, 2018	December 31, 2017
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$155,407	$308,059
Accounts receivable, net	320,299	219,719
Inventories, net	167,731	79,959
Other receivables	31,373	27,963
Prepaid expenses and other current assets	23,988	16,322
Current assets of discontinued operations	-	66,906
Total current assets	698,798	718,928

Property, plant and equipment, net	2,772,264	1,136,104
Deferred tax assets, net	12,170	7,441
Goodwill	135,763	53,512
Intangibles, net	159,512	25,596
Other non-current assets	25,733	2,416
Non-current assets of discontinued operations	-	96,101
Total assets	$3,804,240	$2,040,098

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$20,126	$50,045
Accounts payable	133,937	101,983
Accrued expenses	104,147	88,208
Current liabilities of discontinued operations	-	10,027
Total current liabilities	258,210	250,263

Long-term debt	1,612,412	366,967
Employee benefit obligations	97,136	97,798
Deferred tax liabilities, net	252,240	62,614
Other non-current liabilities	98,841	29,057
Non-current liabilities of discontinued operations	-	8,084
Total liabilities	2,318,839	814,783

Equity
Common stock	1,777	1,777
Additional paid-in capital	385,513	43,941
Retained earnings	1,696,098	1,918,457
Accumulated other comprehensive loss	(113,333)	(128,228)
Treasury stock at cost	(485,181)	(610,632)
Non-controlling interest	527	-
Total equity	1,485,401	1,225,315
Total liabilities and equity	$3,804,240	$2,040,098

Covia
Pro Forma Segment Information
(unaudited)
(in thousands)
	Three Months Ended September 30,
	2018			2017
	Covia, As Reported	—	—	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	4,497	—	—	3,081	2,832	5,913
Industrial	3,680	—	—	3,101	615	3,716
Total volumes	8,177	—	—	6,182	3,447	9,629

Revenues
Energy	$324,606	—	—	$185,693	$249,751	$435,444
Industrial	198,762	—	—	162,115	30,299	192,414
Total revenues	523,368	—	—	347,808	280,050	627,858

Segment gross profit(3)
Energy	60,961	—	—	55,940	80,542	136,482
Industrial	56,805	—	—	47,174	13,663	60,837
Total segment gross profit	$117,766	—	—	$103,114	$94,205	$197,319

	Nine Months Ended September 30,
	2018			2017
	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	11,747	4,588	16,335	8,362	7,501	15,863
Industrial	9,997	1,048	11,045	9,188	1,897	11,085
Total volumes	21,744	5,636	27,380	17,550	9,398	26,948

Revenues
Energy	$858,813	$421,526	$1,280,339	$473,299	$589,556	$1,062,855
Industrial	542,794	55,805	598,599	485,900	96,303	582,203
Total revenues	1,401,607	477,331	1,878,938	959,199	685,859	1,645,058

Segment gross profit(3)
Energy	227,744	136,668	364,412	122,004	158,235	280,239
Industrial	152,631	21,440	174,071	143,085	41,774	184,859
Total segment gross profit	$380,375	$158,108	$538,483	$265,089	$200,009	$465,098

	Three Months Ended June 30,
	2018			2017
	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	4,274	1,953	6,227	2,819	2,587	5,406
Industrial	3,346	470	3,816	3,119	687	3,806
Total volumes	7,620	2,423	10,043	5,938	3,274	9,212

Revenues
Energy	$326,746	$179,345	$506,091	$157,383	$198,812	$356,195
Industrial	181,672	24,649	206,321	166,696	34,414	201,110
Total revenues	508,418	203,994	712,412	324,079	233,226	557,305

Segment gross profit(3)
Energy	101,288	60,553	161,841	40,616	52,233	92,849
Industrial	51,819	10,294	62,113	52,318	15,191	67,509
Total segment gross profit	$153,107	$70,847	$223,954	$92,934	$67,424	$160,358
__________

(1) 2018 Fairmount Santrol Pre-Merger financial results for the nine months ended September 30, 2018 are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  2018 Fairmount Santrol Pre-merger financial results for the three months ended June 30, 2018 are for the two months ended May 31, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors.  Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.  2017 Fairmount Santrol Pre-Merger financial results are for Fairmount Santrol for the three and nine months ended September 30, 2017 and three months ended June 30, 2017, as previously reported by Fairmount Santrol.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin including periods preceding the June 1, 2018 merger in addition to the Covia, As Reported results for periods on and after the date of the merger.

(3) As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the three months ended September 30, 2018, $5.5 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $5.5 million for the three months ended September 30, 2018, $4.1 million and $1.4 million impacted the Energy and Industrial segments, respectively.  For the nine months ended September 30, 2018, $24.7 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $24.7 million for the nine months ended September 30, 2018, $22.1 million and $2.6 million impacted the Energy and Industrial segments, respectively.  For the three months ended June 30, 2018, $19.2 million of this write-up was expensed through cost of sales thereby reducing segment gross profit.  Of this $19.2 million, $18.0 million and $1.2 million impacted the Energy and Industrial segments, respectively.

Additionally, for the three and nine months ended September 30, 2018, the Company recognized $6.7 million of impairment charges in the Energy segment cost of sales, related to inventories located at recently idled facilities, thereby reducing segment gross profit.

In the three and nine months ended September 30, 2018, Energy segment gross profit included $6.3 million in losses from the in basin facilities due to start-up costs and lower fixed cost leverage associated with scaling production, and $13.4 million in plant start up costs from these facilities, respectively.  In the three months ended June 30, 2018, Energy segment gross profit included $7.1 million in start up costs from the in basin facilities.

Covia
Pro Forma Net Income Information & Reconciliation to Non-GAAP Measures (unaudited)

The following table reconciles EBITDA and Adjusted EBITDA, non-GAAP financial measures, to the most directly comparable GAAP measure, net income (loss) from continuing operations (amounts in thousands)

	Three Months Ended September 30,
	2018				2017
	As Reported	Fairmount Santrol Pre-Merger	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)
Revenues	$523,368	—	$-	$523,368	$347,808	$280,050	$-	$627,858
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	405,602	—	-	405,602	244,694	185,845	-	430,539

Operating expenses
Selling, general and administrative expenses	43,164	—	-	43,164	24,210	31,105	(1,333)	53,982
Depreciation, depletion and amortization expense	68,584	—	(10,392)	58,192	24,639	17,497	14,206	56,342
Goodwill and other asset impairments	265,343	—	-	265,343	-	-	-	-
Restructuring charges	14,750	—	-	14,750	-	-	-	-
Other operating expense (income), net	(974)	—	-	(974)	(6)	(1,594)	-	(1,600)
Operating income (loss) from continuing operations	(273,101)	—	10,392	(262,709)	54,271	47,197	(12,873)	88,595

Interest expense, net	23,530	—	(372)	23,158	5,104	12,110	9,429	26,643
Other non-operating expense, net	9,043	—	(5,600)	3,443	1,374	-	-	1,374
Income (loss) from continuing operations before provision (benefit) for income taxes	(305,674)	—	16,364	(289,310)	47,793	35,087	(22,302)	60,578

Provision (benefit) for income taxes	(16,848)	—	3,764	(13,084)	20,090	1,156	(8,252)	12,994
Net income (loss) from continuing operations	(288,826)	—	12,600	(276,226)	27,703	33,931	(14,050)	47,584
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(32)	—	-	(32)	-	(25)	-	(25)
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(288,794)	—	12,600	(276,194)	27,703	33,956	(14,050)	47,609

Interest expense, net	23,530	—	(372)	23,158	5,104	12,110	9,429	26,643
Provision (benefit) for income taxes	(16,848)	—	3,764	(13,084)	20,090	1,156	(8,252)	12,994
Depreciation, depletion and amortization expense	68,584	—	(10,392)	58,192	24,639	17,497	14,206	56,342
EBITDA	(213,528)	—	5,600	(207,928)	77,536	64,719	1,333	143,588

Non-cash stock compensation expense(5)	2,654	—	-	2,654	-	2,402	-	2,402
Costs and expenses related to the Merger(6)	5,600	—	(5,600)	-	-	1,333	(1,333)	-
Restructuring expenses(7)	24,061	—	-	24,061	-	-	-	-
Goodwill and other asset impairments(8)	265,343	—	-	265,343	-	-	-	-
Adjusted EBITDA	$84,130	—	$-	$84,130	$77,536	$68,454	$-	$145,990

	Nine Months Ended September 30,
	2018				2017
	As Reported	Fairmount Santrol Pre-Merger(1)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)
Revenues	$1,401,607	$477,332	$-	$1,878,939	$959,199	$685,859	$-	$1,645,058
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	1,021,232	319,224	-	1,340,456	694,110	485,850	-	1,179,960

Operating expenses
Selling, general and administrative expenses	99,765	44,156	-	143,921	66,255	79,438	(1,477)	144,216
Depreciation, depletion and amortization expense	132,459	29,313	1,587	163,359	72,197	51,999	46,422	170,618
Goodwill and other asset impairments	277,643	-	-	277,643	-	-	-	-
Restructuring charges	14,750	-	-	14,750	-	-	-	-
Other operating expense (income), net	(330)	(2,292)	-	(2,622)	1,830	(2,299)	-	(469)
Operating income (loss) from continuing operations	(143,912)	86,931	(1,587)	(58,568)	124,807	70,871	(44,945)	150,733

Interest expense, net	35,325	25,686	8,799	69,810	12,634	37,630	31,059	81,323
Other non-operating expense, net	56,159	28,057	(77,880)	6,336	4,449	-	-	4,449

Income (loss) from continuing operations before provision (benefit) for income taxes	(235,396)	33,188	67,494	(134,714)	107,724	33,241	(76,004)	64,961

Provision (benefit) for income taxes	(524)	1,683	15,524	16,683	36,460	481	(28,121)	8,820
Net income (loss) from continuing operations	(234,872)	31,505	51,970	(151,397)	71,264	32,760	(47,883)	56,141
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	74	3	-	77	-	193	-	193
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(234,946)	31,502	51,970	(151,474)	71,264	32,567	(47,883)	55,948

Interest expense, net	35,325	25,686	8,799	69,810	12,634	37,630	31,059	81,323
Provision (benefit) for income taxes	(524)	1,683	15,524	16,683	36,460	481	(28,121)	8,820
Depreciation, depletion and amortization expense	132,459	29,313	1,587	163,359	72,197	51,999	46,422	170,618
EBITDA	(67,686)	88,184	77,880	98,378	192,555	122,677	1,477	316,709

Non-cash stock compensation expense(5)	3,447	8,482	-	11,929	-	7,582	-	7,582
Costs and expenses related to the Merger(6)	49,823	28,057	(77,880)	-	-	1,477	(1,477)	-
Restructuring expenses(7)	24,061	-	-	24,061	-	-	-	-
Goodwill and other asset impairments(8)	277,643	-	-	277,643	-	-	-	-
Write-off of deferred financing costs(9)	-	-	-	-	-	389	-	389
Adjusted EBITDA	$287,288	$124,723	$-	$412,011	$192,555	$132,125	$-	$324,680

	Three Months Ended June 30,
	2018				2017
	As Reported	Fairmount Santrol Pre-Merger(1)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)
Revenues	$508,418	$203,994	$-	$712,412	$324,079	$233,226	$-	$557,305
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	355,311	133,146	-	488,457	231,145	165,802	-	396,947

Operating expenses
Selling, general and administrative expenses	31,377	20,137	-	51,514	21,220	25,719	-	46,939
Depreciation, depletion and amortization expense	36,744	12,088	5,971	54,803	23,896	17,256	9,832	50,984
Other operating expense, net	12,944	(1,563)	-	11,381	813	355	-	1,168
Operating income from continuing operations	72,042	40,186	(5,971)	106,257	47,005	24,094	(9,832)	61,267

Interest expense, net	7,965	11,903	4,907	24,775	3,654	12,983	8,154	24,791
Other non-operating expense, net	40,455	24,723	(63,646)	1,532	1,596	144	(144)	1,596
Income from continuing operations before provision for income taxes	23,622	3,560	52,768	79,950	41,755	10,967	(17,842)	34,880

Provision for income taxes	6,454	872	11,063	18,389	11,566	520	(10,464)	1,622
Net income from continuing operations	17,168	2,688	41,705	61,561	30,189	10,447	(7,378)	33,258
Less: Net income from continuing operations attributable to the non-controlling interest	106	-	-	106	-	40	-	40
Net income from continuing operations attributable to Covia Holdings Corporation	17,062	2,688	41,705	61,455	30,189	10,407	(7,378)	33,218

Interest expense, net	7,965	11,903	4,907	24,775	3,654	12,983	8,154	24,791
Provision for income taxes	6,454	872	11,063	18,389	11,566	520	(10,464)	1,622
Depreciation, depletion and amortization expense	36,744	12,088	5,971	54,803	23,896	17,256	9,832	50,984
EBITDA	68,225	27,551	63,646	159,422	69,305	41,166	144	110,615

Non-cash stock compensation expense(5)	793	5,063	-	5,856	-	2,763	-	2,763
Costs and expenses related to the Merger(6)	38,923	24,723	(63,646)	-	-	144	(144)	-
Goodwill and other asset impairments(8)	12,300	-	-	12,300	-	-	-	-
Write-off of deferred financing costs(9)	-	-	-	-	-	389	-	389
Adjusted EBITDA	$120,241	$57,337	$-	$177,578	$69,305	$44,462	—	$113,767
__________

(1) The unaudited pro forma condensed financial information presents the Company’s combined results as if the Merger had occurred on January 1, 2017.   The pro forma financial information was prepared to give effect to events that are (i) directly attributable to the Merger; (ii) factually supportable; and (iii) expected to have a continuing impact on the Company’s results.   All material intercompany transactions during the periods presented have been eliminated.  These pro forma results include adjustments for interest expense that would have been incurred to finance the transaction and reflect purchase accounting adjustments for additional depreciation, depletion and amortization on acquired property, plant and equipment and intangible assets in prior periods which resulted in a reduction to depreciation, depletion and amortization in the current periods.  The pro forma results exclude Merger related transaction costs and expenses that were incurred in conjunction with the transaction for all periods presented.  2018 Fairmount Santrol Pre-Merger financial results for the nine months ended September 30, 2018 are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  2018 Fairmount Santrol Pre-merger financial results for the three months ended June 30, 2018 are for the two months ended May 31, 2018.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin including periods preceding the June 1, 2018 merger in addition to the Covia, As Reported results for periods on and after the date of the merger.

(3) 2017 Fairmount Santrol Pre-Merger financial results are for Fairmount Santrol for the three and nine months ended September 30, 2017 and three months ended June 30, 2017, as previously reported by Fairmount Santrol.

(4) As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under GAAP.  For the three months ended September 30, 2018, $5.5 million of this write-up was expensed through cost of sales.  For the nine months ended September 30, 2018, $24.7 million of this write-up was expensed through cost of sales.  For the three months ended June 30, 2018, $19.2 million of this write-up was expensed through cost of sales.

Additionally, for the three and nine months ended September 30, 2018, the Company recognized $6.7 million of impairment charges in cost of sales, related to inventories located at recently idled facilities.

In the three and nine months ended September 30, 2018, cost of sales included $6.3 million in losses from our in basin facilities due to start-up costs and lower fixed cost leverage associated with scaling production, and $13.4 million in plant start up costs from these facilities, respectively.  In the three months ended June 30, 2018, cost of sales included $7.1 million in start up costs from the in basin facilities.

(5) Represents the non-cash expense for stock-based awards issued to employees and outside directors. Stock compensation expenses are reported in Selling, general & administrative expenses ("SG&A").

(6) Costs and expenses related to the Merger with Fairmount Santrol include legal, accounting, financial advisory services, severance, debt extinguishment, and other expenses.  Additionally, it includes stock compensation expense related to accelerated awards as a result of the Merger.

(7) Represents expenses associated with restructuring activities as a result of the merger and idled plant facilities, including, inventory write-downs, pension and severance expenses, in addition to other liabilities recognized.  The inventory write-downs of $6.7 million are recorded in cost of goods sold.  The pension related expenses of $2.6 million are recorded in Other non-operating expense, net.

(8) Represents expenses associated with the impairment of goodwill in the Energy segment and the impairment of assets from recently idled facilities for the three and nine months ended September 30, 2018.  Also includes charges from a terminated project for the nine months ended September 30, 2018 due to post-Merger synergies and capital optimization.

(9) Represents the write-off of deferred financing fees in relation to the term loan prepayment for legacy Fairmount Santrol for the three months ended June 30, 2017 and the nine months ended September 30, 2017.

Investor contact:

Matthew Schlarb

440-214-3284

Matthew.Schlarb@coviacorp.com

Source: Covia